                                                                    EXHIBIT 10.6

                            POINTCAST JAPAN, L.L.C.

                      LIMITED LIABILITY COMPANY AGREEMENT
                      -----------------------------------

     This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of PointCast Japan, L.L.C. ("LLC") is made and entered into as of May 30, 1997, by and among PointCast Incorporated, a California corporation ("PCI"), TransCosmos, Incorporated, a Japanese corporation ("TCI") and such other persons or entities as may be admitted to LLC after the date hereof, whose names shall be set forth in Schedule 1 hereto (collectively with PCI and TCI, the "Members").
   ----------
Capitalized terms not otherwise defined herein are defined in Section 1.9.

     WHEREAS, the Members desire to form a Delaware limited liability company on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the Members hereby agree as follows:

                                   ARTICLE I

                               FORMATION OF LLC

     1.1  Formation.  The Members hereby form LLC pursuant to the Delaware
          ---------
Limited Liability Company Act (6 Del. Code (S)(S)18-101 et seq.) (the "Act"),
                                                        -- ---
which Act shall govern the rights and liabilities of the Members except as otherwise herein expressly stated.

     1.2  Name of LLC.  The name of LLC is PointCast Japan, L.L.C., a Delaware
          -----------
limited liability company.

     1.3  Filings, Other Actions.  PCI has caused to be filed a Certificate of
          ----------------------
Formation (the "Certificate") with the office of the Secretary of State of Delaware. The Board (as defined below) shall take all other actions which may be necessary or appropriate from time to time to comply with all requirements of law for the formation and operation of a limited liability company and to ensure the limited liability of the Members in the State of Delaware and any jurisdictions where LLC may conduct activities.

     1.4  Place of Business.  The principal place of business for LLC initially
          -----------------
shall be at Sumitomoseimei Akasaka Bldg., 3-3-3, Akasaka, Minato-ku, Tokyo, Japan 107; provided, however, that the Board may change the address of the principal office by notice in writing to all the Members. In addition, LLC may maintain such other offices and places of business as the Board may deem advisable. Notwithstanding the foregoing, unless the Members unanimously agree otherwise, LLC shall in no event maintain a place of business, own any assets or have any employees in the United States.

     1.5  Term.  LLC shall continue in effect until May 30, 2096, subject in any
          ----
event to earlier termination in accordance with the provisions of this Agreement.

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     1.6  Purposes and Powers.
          -------------------

          (a) Subject to the provisions of this Agreement, the purposes of LLC shall be to commercially exploit, through a wholly owned subsidiary to be formed as a Japanese corporation ("NewCo"), the localized PointCast network technology within the country of Japan, as well as any and all activities necessary or incidental thereto.

          (b) LLC shall have all powers necessary, suitable or convenient for the accomplishment of its purposes.

          (c) Nothing set forth herein shall be construed as authorizing LLC to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

     1.7  Delaware Office; Agent for Service of Process.  LLC's agent for
          ---------------------------------------------
service of process in the State of Delaware shall be c/o Corporation Service Company, Inc., 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of the registered agent for service of process on LLC is Corporation Service Company, Inc. The Board may designate a different agent for service of process at any time, provided, however, that the Board shall give all of the Members written notice promptly following such change.

     1.8  Title to LLC Property.  All property owned by LLC, whether real or
          ---------------------
personal, tangible or intangible, shall be owned by LLC as an entity, and no Member individually nor any other person, partnership, corporation or other entity shall have any ownership interest in such property.

     1.9  Definitions.  For purposes of this Agreement, the following terms
          -----------
shall have the meanings set forth respectively after each:

          (a)  "Act" shall mean the Delaware Limited Liability Company Act, 6
                ---
Del. Code Sections 18-101 et seq.
                          -- ---

          (b)  "Administrative Services and Management Agreement" shall mean the
                ------------------------------------------------
agreement by and between NewCo and TCI in the form attached to this Agreement as Exhibit A.
---------

          (c)  "Affiliate" of any party shall mean any person or entity that
                ---------
controls, is controlled by or is under common control with such party.

          (d)  "Agreement" shall mean this Limited Liability Company Agreement,
                ---------
as the same may be amended from time to time (including by the addition of Counterparts).

          (e)  "Approval" shall mean consent by the Members to an action of LLC
                --------
by the affirmative vote of Members holding a majority of the Percentage Interests in LLC entitled to vote with respect to such matter, or such other Percentage Interests as may be expressly stated herein, which vote may be obtained either at a meeting of Members duly noticed (to the address

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of each Member shown on LLC's records at least ten (10) days prior to the date set forth in such notice) or by a written consent executed and delivered by such Members.

          (f)  "Bankruptcy" shall mean with respect to any person, being the
                ----------
subject of an order for relief under Title 11 of the United States Code, or any successor statute in any foreign jurisdiction having like import or effect, or that such person shall have made an assignment for the benefit of its creditors generally or a receiver shall have been appointed for substantially all of the property and assets of such person.

          (g)  "Board" shall mean the Board of Managers of LLC, designated in
                -----
accordance with Section 3.1.

          (h)  "Book Value" shall mean, as of any particular date, the value at
                ----------
which LLC's assets are properly reflected on the books of LLC as of such date in accordance with the provisions of Treasury Regulations Section 1.704-1(b). The Book Values of all LLC assets shall, if the Board in its sole discretion deems it appropriate, be adjusted to equal their respective gross fair market values, as determined by the Board, at the times specified in those regulations.

          (i)  "Capital Account" shall mean the individual capital account of a
                ---------------
Member maintained in accordance with Section 2.5 hereof.

          (j)  "Capital Contribution" shall have the meaning set forth in
                --------------------
Section 2.2 hereof.

          (k)  "Commercial Exploitation Rights Agreement" shall mean the
                ----------------------------------------
agreement of this date between TCI and PCI in the form attached to this Agreement as Exhibit B.
             ---------

          (l)  "Commercial Exploitation Rights Assignment" shall mean the
                -----------------------------------------
assignment of the Commercial Exploitation Rights Agreement by TCI to LLC in the form attached to this Agreement as Exhibit C.
                                   ---------

          (m)  "Distributable Cash" shall mean, with respect to each fiscal year
                ------------------
of LLC, LLC's cash flow from operations for such fiscal year, as reflected in financial statements audited by LLC's independent public accountants, after providing for reserves that are determined by the Board to be required to fund ongoing development, marketing, operations and capital expenditures of LLC, and after deducting any amounts determined by the Board to be subject to any contingency.

          (n)  "Certificate" shall have the meaning set forth in Section 1.3.
                -----------

          (o)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          (p)  "LLC" shall have the meaning set forth in the preamble to this
                ---
Agreement.

          (q)  "Counterpart" shall mean an additional document executed and
                -----------
delivered by (i) any new Member admitted to membership in LLC after the original date of this Agreement, and (ii) such Members having the right under this Agreement to approve the

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admission of such Member, which document shall set forth the new Member's
Percentage Interest, the resulting Percentage Interests of all other Members, and any other terms and conditions as shall apply to such Members membership in LLC. Each Counterpart shall be attached to, and shall become part of, this Agreement.

          (r)  "Member" shall have the meaning set forth in the preamble to this
                ------
Agreement, each of whose name, Capital Contributions and Percentage Interests are or will be set forth on Schedule 1 hereto and all Counterparts.
                            ----------

          (s)  "Percentage Interest" shall have the meaning set forth in Section
                -------------------
2.1 hereof.

          (t)  "Phase I" shall mean the period from the inception of NewCo until
                -------
completion by NewCo of three consecutive quarters in which it has earned profits, as determined in accordance with United States generally accepted accounting principles.

          (u)  "Profit" or "Loss" shall mean for each taxable year, LLC's
                ----------------
taxable income or taxable loss for such taxable year, as determined under
Section 703(a) of the Code and Section 1.703-1 of the Treasury Regulations (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or taxable loss), but with the following adjustments: (i) any tax-exempt income or LLC expenditures described in Section 705(a)(2)(B) of the Code shall be taken into account in computing such taxable income or taxable loss; (ii) any item of income or gain required to be allocated specially to a Member under Section 6.2 shall not be taken into account in computing such taxable income or taxable loss; and (iii) in lieu of the depreciation, amortization, gain or loss taken into account in computing such taxable income or loss, LLC shall compute such items based on the Book Value of LLC property rather than its tax basis, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

          (v)  "Tax Matters Partner" has the meaning set forth in Section 5.6.
                -------------------

          (w)  "Technology and Trademark License Agreement" shall mean the
                ------------------------------------------
Technology and Trademark License Agreement of this date between PCI and LLC in the form attached to this Agreement as Exhibit D.
                                       ---------

          (x)  "Treasury Regulations" shall mean the Income Tax Regulations
                --------------------
issued by the United States Department of the Treasury.

                                  ARTICLE II

                             CAPITAL CONTRIBUTIONS

     2.1  Percentage Interests.  Each Member shall have an initial undivided
          --------------------
percentage economic interest in LLC, including, except as may otherwise be provided in Article VI hereof, each item of income, gain, loss, deduction, credit and distributions or dividends of LLC (a "Percentage Interest"), as follows:

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          (a)  PCI -- 60%

          (b)  TCI -- 40%

The Percentage Interests of the Members as of any date shall be as set forth next to such Member's name on Schedule 1 of this Agreement (or the most recently
                              ----------
adopted Counterpart) and shall adjust appropriately upon admission of any new Members and other events.

     2.2  Capital Contributions.
          ---------------------

          (a) Upon execution of this Agreement, PCI has contributed to the capital of LLC (i) cash in the amount of $1 million, and (ii) certain rights to PCI technology as specified in the Technology and Trademark License Agreement, which rights have a fair market value as of the date hereof, as agreed by the Members, of $2 million. PCI's initial Capital Account balance shall equal $3 million, subject to adjustment hereafter as provided in Section 2.5 of this Agreement. The contributions made by PCI and TCI under this Section 2.2, and any subsequent contributions of capital by Members to LLC under Sections 2.3 or 2.4, are hereafter referred to as "Capital Contributions."

          (b) Upon execution of this Agreement, TCI has contributed to the capital of LLC (i) cash in the amount of $2 million, and (ii) the commercial exploitation rights in respect of the localized PointCast network in Japan acquired by TCI pursuant to the Commercial Exploitation Rights Agreement. TCI's initial Capital Account balance shall equal $2 million, subject to adjustment hereafter as provided in Section 2.5 of this Agreement.

          (c) In the event that the Board from time to time hereafter determines that LLC requires additional funding in excess of the amounts contributed to LLC pursuant to this Section 2.2 (and Section 2.4, if applicable) and any amounts advanced pursuant to Section 2.3, then the Members may (but shall have no obligation to) make, and LLC shall accept, such additional Capital Contributions on such terms as may be agreeable to the contributing Member and LLC.

     2.3  Member Advances.  In addition to the Capital Contributions provided
          ---------------
for under Section 2.2, the Members may, if the Board in its discretion deems it appropriate, make cash advances in such amounts and upon such repayment, interest and other terms as the Board and the Member providing such advance shall agree. Any such cash advances shall be treated as loans to LLC rather than Capital Contributions and shall therefore not affect a Member's Capital Account.

     2.4  Additional Members.  Subject to Section 3.3 hereof, the Board may
          ------------------
admit additional Members and accept additional Capital Contributions from such additional Members from time to time and on such terms as the Board deems appropriate in its sole discretion, and (other than such approval of the Board and, if applicable under Section 3.3, TCI) no approval from the Members shall be required for such actions. Notwithstanding the preceding sentence, no additional Member shall be admitted (a) which is a direct competitor of PCI or TCI unless such Member consents to such admission, or (b) upon terms which would disproportionately

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

reduce either PCI's or TCI's Percentage Interest relative to the interests of other Member(s). Any additional Members who may hereafter be admitted to LLC shall make such Capital Contributions for such interests in LLC as the Board and such additional Member shall mutually agree. No Member shall be obligated or permitted to make any other Capital Contributions except as otherwise provided in this Article II.

     2.5  Capital Accounts.
          ----------------

          (a) A separate capital account (a "Capital Account") shall be maintained for each Member strictly in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv). Subject to the preceding sentence, each Member's Capital Account shall be (i) increased by the amount of Capital Contributions made by such Member to LLC and allocations to such Member of Company Profits and other items of book income and gain; and (ii) decreased by the amount of money and fair market value of property (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code) distributed to it by LLC and allocations to such Member of LLC Loss and other items of book loss and deductions; and (iii) otherwise adjusted in accordance with the additional rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv).

          (b) In the event the Book Values of LLC assets are adjusted pursuant to Treasury Regulations Section 1.704-1(b) and Section 1.9(u), the Capital Accounts of all Members shall be adjusted simultaneously to reflect the allocations of income, gain, loss or deduction that would be made to the Members if there were a taxable disposition of LLC's property for its fair market value. If any assets of LLC are to be distributed in kind, such assets shall be distributed on the basis of their fair market values after the Members' Capital Accounts have been adjusted to reflect the manner in which any unrealized income gain, loss or deduction with respect to such assets (that have not been reflected in the Capital Accounts previously) would be allocated between the Members if there were a taxable disposition of the property for its fair market value.

          (c) If any interest in LLC is transferred in accordance with the provisions of this Agreement, the transferee Member shall succeed to that portion of the Capital Account of the transferring Member as relates to such transferred interest.

          (d) It is the intent of LLC that the Capital Accounts of all Members be determined and maintained in accordance with the principles of Treasury Regulations Section 1.704-1 at all times throughout the full term of LLC and the foregoing provisions of this Section 2.5 shall be interpreted in accordance with such intention.

     2.6  Return of Capital; Partition.  Except as otherwise provided herein, no
          ----------------------------
Member shall have any right to (a) withdraw from LLC, (b) demand the return of all or any part of such Member's capital during the term of LLC or (c) receive a return of such Member's capital from any specific assets of LLC. Each Member irrevocably waives any right which such Member may have to cause a partition of all or any part of LLC's assets. No Member shall be entitled to receive any interest with respect to a Capital Contribution.

     2.7  Liability of Members.  Notwithstanding anything to the contrary herein
          --------------------
contained, no Member shall be liable for any debts, expenses, liabilities or obligations of LLC in excess of such Member's Capital Contribution except as may be provided in the Act. To the extent required by law, any capital distributed to a Member shall be restored to LLC as necessary to meet such Member's share of any liability or loss of LLC.

                                  ARTICLE III

                               MANAGEMENT OF LLC

     3.1  Board of Managers.  The Board shall consist of five members, three of
          -----------------
whom shall be appointed by PCI and two of whom shall be appointed by TCI. Meetings of the Board shall be held upon such prior notice and in accordance with such other procedures as the Board may adopt.

     3.2  Control by Board.  Subject to the provisions of Section 3.3, and
          ----------------
except as may be otherwise expressly stated in this Agreement, the Board shall have full and exclusive responsibility and authority for the management, supervision and conduct of the business and affairs of LLC, and the Board is hereby granted the right, power and authority to do on behalf of LLC all things determined thereby to be necessary or desirable to carry out such duties and responsibilities, including (without limitation) the right, power and authority from time to time to do the following:

          (a) to borrow money in the name and on behalf of LLC, and to secure any such loans by a mortgage, pledge or other encumbrance upon any assets of LLC;

          (b) to cause to be paid all amounts due and payable by LLC to any person or entity;

          (c) to employ such agents, employees, managers, accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and affairs of LLC, to delegate by express Board action any powers of the Board enumerated herein, and to pay to such persons such fees, expenses, salaries, wages and other compensation as it shall in its sole discretion determine;

          (d) to pay, extend, renew, modify, adjust, subject to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against LLC;

          (e) to pay any and all fees and to make any and all expenditures which it deems necessary or appropriate in connection with the organization of LLC, the management of the affairs of LLC and the carrying out of its obligations and responsibilities under this Agreement;

          (f) to the extent that funds of LLC are, in the Board's judgment, not immediately required for the conduct of LLC's business, temporarily to deposit the excess funds in such bank account or accounts, or invest such funds in such interest-bearing taxable or nontaxable investments, as the Board shall deem appropriate;

          (g) to acquire, prosecute, maintain, protect and defend or cause to be protected and defended all patents, patent rights, trade names, trademarks, copyrights and service marks, all applications with respect thereto and all proprietary information which may be held by LLC;

          (h) to enter into, execute, acknowledge and deliver any and all contracts, agreements or other instruments necessary or appropriate to carry on the business of LLC as set forth herein, including without limitation the Commercial Exploitation Rights Assignment, the Technology and Trademark License Agreement, a license agreement with NewCo, and such other agreements and documents as are entered into in connection with the formation of LLC;

          (i) to form NewCo as a wholly owned subsidiary of LLC, to cause NewCo to enter into the Administrative Services and Management Agreement, and to acquire interests in such other entities as the Board may deem appropriate to conduct the planned business activities of LLC on such terms as the Board deems to be in LLC's interests;

          (j) to cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of LLC, unless the same are contested by LLC;

          (k) to make all elections and decisions of a tax and accounting nature required or permitted on behalf of LLC, including without limitation the election provided for by Section 754 of the Code and tax elections and decisions of the "Tax Matters Partner" in accordance with Section 5.6; and

          (l) to exercise all other powers conferred by the Act or other applicable law on, or not prohibited to, a "Manager" of LLC from time to time (as such term is defined in the Act).

     3.3  TCI Approval Rights.  Notwithstanding anything to the contrary in
          -------------------
Section 3.2, the following actions shall be subject to Approval by TCI during Phase I:

          (a) The removal from office of any Board member appointed by TCI or the statutory auditor of NewCo;

          (b) The amendment or repeal of any provisions of this Agreement or of the charter documents of NewCo;

          (c) The sale, sublicense, encumbrance or other transfer of any of the intellectual property rights of LLC or NewCo in a manner inconsistent with the provisions of this Agreement or the exhibits hereto;

          (d) The filing of a petition for liquidation or dissolution of LLC or NewCo in Bankruptcy;

          (e) The declaration or payment of any distribution to the Members, other than distributions in respect of taxes attributable to Profits of LLC in accordance with Section 6.4(a) of this Agreement, and the declaration or payment of any dividend or other distribution with respect to the equity interests of NewCo;

          (f) The issuance of any additional Percentage Interests (or options, warrants or other rights to acquire Percentage Interests) to existing or additional Members, excluding issuances to employees or other persons providing services to LLC, and the issuance of any securities of NewCo (or options, warrants or other rights to acquire such securities, or any securities convertible into or exchangeable for such securities or such options, warrants or other rights), excluding issuances to employees or other persons providing services to NewCo;

          (g) The sale, transfer or disposal of assets of LLC or NewCo in excess of Y75 Million and any merger of LLC or NewCo with or into any other entity;

          (h) The organization, acquisition or disposition by LLC or NewCo of any interest in another entity, other than the organization by LLC of NewCo;

          (i)  The borrowing of funds by LLC or NewCo in excess of Y75 Million;

          (j) Hiring, firing and setting compensation of senior management of LLC or NewCo; and

          (k) Approval of the annual operating and capital budgets of LLC or NewCo.

In addition, after Phase I, the actions set forth in subsections (a) - (d) of this Section 3.3 shall continue to be subject to Approval by TCI.

     3.4  Extent of Board Members' Obligations.  Each Board member shall devote
          ------------------------------------
such time and attention to the activities of LLC as are reasonably necessary and appropriate to carry out the Board member's duties hereunder. It is expressly acknowledged and understood that the Board members may also devote time to the affairs of other entities and to other business activities.

     3.5  Standard of Care; Indemnification.  No Board member shall be liable,
          ---------------------------------
in damages or otherwise, to LLC or to any of the Members for any act or omission performed or omitted by such Board member pursuant to the authority granted by this Agreement, except if such act or omission results from gross negligence, willful misconduct or bad faith. LLC shall save, indemnify, defend and hold harmless each Board member to the fullest extent permitted by the Act, including without limitation, from and against any and all claims or liabilities of any nature whatsoever, including, but not limited to, reasonable attorneys' fees, arising out of or in connection with any action taken or omitted by such Board member pursuant to the authority granted by this Agreement, except where attributable to the gross negligence, willful misconduct or bad faith of such Board member or such Board member's agents. Each Board member shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any act or omission of such Board member in reliance on such advice shall in no event subject such Board member to liability to LLC or any Member. Each Member expressly acknowledges and agrees that, except as otherwise expressly set forth herein, other Members (and Board members who may be related to such Members) may engage in activities competitive with those of LLC, and may pursue business opportunities that may also be available to LLC; and except as otherwise provided herein or in any other agreement among Members, and except for any liability relating to the misuse or improper disclosure of LLC confidential or proprietary information, no Member shall have any liability as a fiduciary or otherwise in connection with the pursuit of such activities. During the term of the LLC (as set forth in Section 1.5), TCI shall not engage directly or indirectly in any business activities in Japan that would reasonably be deemed to be competitive with the business activities of LLC or NewCo.

                                  ARTICLE IV

                               RIGHTS OF MEMBERS

     4.1  No Authority to Manage.  Except as expressly set forth in any
          ----------------------
provision of this Agreement, it is expressly understood that no Member, in such Member's capacity as such (as opposed to the capacity of its representatives as members of the Board), shall take part in the management or control of the business, transact any business for LLC, have the right to vote on any LLC matter, or have the power to sign for or bind LLC to any agreement or document. Notwithstanding the foregoing, Members (or their representatives) may participate in the management of LLC if and to the extent so contemplated by the terms of any employment relationship with LLC.

     4.2  Records of LLC.  LLC shall make available for inspection at its
          --------------
principal place of business, upon reasonable request for purposes reasonably related to the interest of a person as a Member, any of the following records of
LLC: (a) a current list of the full name, last known business or residence address, Capital Contribution and Percentage Interests owned by each Member; and
(b) such other books and records as may be required to be provided to the Members pursuant to the Act or other applicable law. The Members acknowledge that the records of LLC constitute valuable trade secrets, and any information or records so obtained or copied shall be kept and maintained in strictest confidence and shall in no event be disclosed to any other parties without the written consent of LLC.

                                   ARTICLE V

                   ACCOUNTING, RECORDS, REPORTS AND MEETINGS

     5.1  Books of Accounts and Records.  LLC's books and records and the
          -----------------------------
Certificate shall be maintained at the principal office of LLC and the Members and their designated representatives shall each have access thereto at all reasonable times to the extent set forth in Section 4.2. The books and records shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by LLC and shall reflect all transactions and be appropriate and adequate for the business of LLC.

     5.2  Financial Statements and Reports.  LLC will provide to the Members
          --------------------------------
financial statements of LLC annually, which shall be audited by independent auditors of national standing (which may also be the independent auditors to any Member). LLC also will provide within ninety (90) days after the end of each fiscal year of LLC a copy of LLC's income tax or information returns for such fiscal year and any other information reasonably necessary for the preparation of the Members' income tax returns under each applicable taxing jurisdiction.

     5.3  Bank Account.  LLC moneys shall be deposited in the name of LLC in one
          ------------
or more financial institutions to be designated by the Board and may be withdrawn on the signatures of such officers of LLC as the Board may designate from time to time.

     5.4  Fiscal Year.  The fiscal year of LLC shall be from January 1 to
          -----------
December 31, or such other period as may be required by law or determined by the Board.

     5.5  Tax Elections.  The Board, in its sole discretion, shall determine
          -------------
LLC's accounting methods and conventions under applicable tax laws of the United States, Japan and other relevant jurisdictions as to the treatment of income, gain, loss, deduction and credit of LLC or any other method or procedure related to the preparation of such tax returns. The Board, in its sole discretion, may cause LLC to make or refrain from making any and all elections permitted by such tax laws (including, without limitation, an election under Section 754 of the Code).

     5.6  Tax Matters Partner.  Pursuant to Section 6231(a)(7)(A) of the Code,
          -------------------
the Members hereby designate PCI as LLC's "Tax Matters Partner." As such, for any fiscal year in which LLC is subject to the provisions of Section 6221, et seq. of the Code, PCI is authorized, at the expense of LLC, to represent LLC and each Member in connection with any examinations of LLC's affairs by United States tax authorities, including resulting administrative and judicial proceedings, and to expend the funds of LLC for professional services and costs in connection therewith. The other Members hereby agree to cooperate with the Tax Matters Partner and to do or refrain from doing any and all acts reasonably required by the Tax Matters Partner in connection with any such proceedings.
The Tax Matters Partner will at all times act in accordance with the direction of the Board with respect to its decisions and actions.

                                  ARTICLE VI

                         ALLOCATIONS AND DISTRIBUTIONS

     6.1  Allocations of LLC Profits and Losses.  LLC Profits and Losses for
          -------------------------------------
each fiscal year shall be allocated in proportion to the Members' Percentage Interests, provided that, if the Members' Capital Accounts are not in proportion to their Percentage Interests, then Profits or Losses shall first be allocated to cause the Members' Capital Accounts to be in such proportion.

     6.2  Special Allocations for U.S. Tax Purposes.
          -----------------------------------------

          (a) If LLC ever has "partnership minimum gain" or "partner minimum gain" (as defined by Treasury Regulations Section 1.704-2), then the rules of such Regulations regarding allocation and chargebacks of such items shall apply.

          (b) All deductions, losses, and Code Section 705(a)(2)(B) expenditures of LLC, as the case may be, that are treated under Treasury Regulations Section 1.704-2(b) as attributable to "partner nonrecourse debt" of LLC shall be allocated to the Members bearing the risk of loss with respect to such liabilities in accordance with such Treasury Regulations.

          (c) If any Member unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4),
(5) or (6) which creates or increases a deficit in such Member's Capital Account in excess of such Member's share of partnership minimum gain and partner minimum gain (as determined under Treasury Regulations Section 1.704-2), if any, such Member shall be allocated items of book income and gain in an amount and manner sufficient to eliminate or to reduce, as quickly as possible, such deficit. For purposes of this Section 6.2(c), Capital Accounts shall be adjusted hypothetically as provided for in Treasury Regulations Section 1.704-
(b)(2)(ii)(d). The Members intend that the provision set forth in this Section 6.2(c) shall constitute a "qualified income offset" as described in such section of the Treasury Regulations and this Section 6.2(c) shall be interpreted consistent with such intention.

     6.3  Time of Allocations.  The Profit, Loss and other items of LLC for each
          -------------------
fiscal year shall be allocated to the Members' Capital Accounts at the end of such fiscal year in accordance with the provisions of Sections 6.1 and 6.2.

     6.4  Distributions.  Subject to Section 3.3, LLC shall distribute its
          -------------
Distributable Cash for any fiscal year as follows:

          (a) First, to the Members in amounts equal to (i) the higher of the combined effective federal and California maximum corporate income tax rates (taking into account the deductibility of state taxes against federal income, currently 41%) or the effective Japanese tax corporate income tax rate in effect for such fiscal year, multiplied by (ii) the amount by which LLC's Profit allocated to such Member for such fiscal year, if any, exceeds the cumulative net Loss, if any, allocated to such Member since the inception of LLC, with any such distribution made no later than 90 days after the end of each fiscal year of LLC.

          (b) Thereafter, if the Board deems it appropriate in its sole discretion, any remaining Distributable Cash shall be distributed to the Members in proportion to their respective Percentage Interests, as determined by the Board, in its discretion, within ninety (90) days following the end of such fiscal year. Any distributions made to the Members under subsection (a) shall be credited against and reduce by a corresponding amount the distributions to which such Members are entitled under this subsection (b).

          (c) LLC shall withhold all such amounts as may be required by applicable law and any amounts so withheld shall be deemed to have been distributed under this Section 6.4 to the Member with respect to whom such withholding obligation arose and, to the extent such amounts exceed the amount such Member would have otherwise received, shall be counted towards and reduce by a corresponding amount future distributions to such Member.

          (d) Notwithstanding any other provision herein, no distribution shall be made to the Members which would render LLC insolvent.

     6.5  Tax Return.  LLC shall, within 90 days after the end of each calendar
          ----------
year, file a federal income tax information return and transmit to each Member a copy of such return and a schedule (Schedule K-1 or successor schedule) showing such Member's distributive share of LLC's income, deductions and credits.

     6.6  Allocation of Certain Tax Items for U.S. Income Tax Purposes.  If any
          ------------------------------------------------------------
property of LLC is reflected in the Capital Accounts of the Members and on the books of LLC at a Book Value that differs from the adjusted tax basis of such property, then the tax items with respect to that property shall, in accordance with Treasury Regulations Section 1.704-1(b)(4)(i), be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its Book Value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to LLC are taken into account in determining the Members' share of tax items under Code Section 704(c).

     6.7  Allocation Between Transferor and Transferee.  The proportion of the
          --------------------------------------------
income, gain, loss, deductions and credits of LLC for any fiscal year of LLC during which any Percentage Interest in LLC is transferred by a Member to another party pursuant to the terms hereof that is allocable in respect of such Percentage Interest shall be apportioned between the transferor and the transferee of the Percentage Interest on the basis of the number of days during such fiscal year that each is the owner thereof, without regard to (a) the results of LLC's operations before or after the effective date of the transfer, or (b) any distributions made to the Members before or after the date of the transfer.

     6.8  Tax Allocations Binding.  The Members are aware of the income tax
          -----------------------
consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of LLC allocations for income tax purposes.

                                  ARTICLE VII

                             TRANSFER OF INTERESTS

     7.1  Limitations on Transfers.  No Percentage Interest shall be assigned or
          ------------------------
transferred by any Member, directly or indirectly, without the approval of Members holding a majority of the Percentage Interests of LLC then outstanding.

     7.2  Rights of First Refusal.  Without limiting the provisions of Section
          -----------------------
7.1, in the event of any proposed assignment or transfer permitted under this Agreement, the party proposing such transfer (the "transferring Member") shall provide the other Members (the "non-transferring Members") with notice of such proposed transfer, which notice shall include a description of all terms of such transfer (including the amount to be transferred, the price to be paid and the date of the proposed transfer), and the name, address and telephone number of the proposed transferee. Each non-transferring Member shall have the right, exercisable by notice to the transferring Member within 30 days following receipt of such notice, to purchase all or any part of the Percentage Interest to be transferred upon the terms and conditions set forth in the transferring Member's notice, up to that portion of such Percentage Interest as equals the ratio of such non-transferring Member's Percentage Interest to the aggregate Percentage Interests of all of the non-transferring Members. In the event that any non-transferring Member elects not to exercise all or any part of its purchase right as set forth in the preceding sentence, the transferring Member shall be entitled to complete such transaction (on terms no more favorable to the transferee in any respect) with respect to the unpurchased remainder of such Percentage Interest within 15 days following the end of such 30-day period (and any transfer proposed thereafter shall again comply with the foregoing notice and right of first refusal provisions).

     7.3  Special Buy-Out Rights Upon Irreconcilable Dispute.  If the Board
          --------------------------------------------------
approves any action subject to the special approval rights of TCI as set forth in Section 3.3 and TCI refuses to grant its Approval to such action, then PCI and TCI shall negotiate in good faith the purchase by either of them of the Percentage Interest of the other or shall, subject to the provisions of this Agreement, attempt to negotiate a sale of either of their Percentage Interests to a third party. If such negotiations fail to result in a mutually acceptable resolution within a reasonable period of time (as mutually agreed by PCI and TCI), then LLC shall be dissolved in accordance with the provisions of Article X of this Agreement.

                                 ARTICLE VIII

                DEATH, INCOMPETENCE OR DISSOLUTION OF A MEMBER

     8.1  Effect on LLC.  The death, incompetence, dissolution or Bankruptcy of
          -------------
a Member shall not entitle any Member to a return of capital other than to the extent such Member normally would be entitled to a distribution under the provisions of this Agreement. Such event shall not cause a dissolution of LLC except as otherwise provided in Section 10.1.

     8.2  Rights of Personal Representative.  On the death, incompetence,
          ---------------------------------
dissolution or Bankruptcy of a Member, his or her personal representative, executor, administrator, guardian or conservator shall have all the rights of a Member for the purpose of settling such Member's estate, or administering such Member's property, including the power of assignment.

                                  ARTICLE IX

                                  WITHDRAWAL

     9.1   Withdrawal of Members.
           ---------------------

           (a) No Member may withdraw from LLC and receive a distribution with respect to such Member's Capital Account unless such withdrawal has received the Approval of Members holding a majority of all Percentage Interests (disregarding for such purpose the Percentage Interest of the withdrawing Member).

           (b) In the event of a withdrawal permitted hereunder, the Percentage Interest in LLC of such Member shall terminate as of such date and, subject to the provisions hereof, the former Member's Capital Account (together with such Member's allocable share of LLC Profits or less such Member's allocable share of LLC Losses through the date of effectiveness of such withdrawal) shall be paid, subject to the provisions of this Agreement, in cash or in kind, to such former Member within thirty (30) days after the effective date of withdrawal.

                                   ARTICLE X

                      DISSOLUTION, MERGER AND LIQUIDATION

     10.1  Events of Dissolution.  Upon the determination of the Board (without
           ---------------------
any requirement of approval by the other Members, except as otherwise expressly provided herein), or the expiration of the term of LLC as provided in Section 1.5, LLC will be dissolved and the assets shall either be liquidated forthwith or the property shall be distributed in kind to the Members after payment of the debts of LLC as determined by agreement of the Members. LLC shall also dissolve
(a) upon the death, insanity, Bankruptcy, retirement, resignation or expulsion of any Member unless Approval is provided by the remaining Members within ninety
(90) days after such event to continue LLC, or (b) under the circumstances set forth in Section 7.3.

     10.2  Merger.  LLC shall be merged with another entity under applicable
           ------
provisions of the Act if (and on such terms as) the Board in its sole discretion deems appropriate.

     10.3  Liquidation Proceeds.  In settling accounts after liquidation, the
           --------------------
moneys of LLC shall be applied in the following manner:

           (a) The liabilities of LLC to creditors, including Members who are creditors to the extent permitted by law, shall be paid or otherwise adequately provided for except for liabilities of LLC for distributions to Members; and

           (b) The remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances. If any assets are to be distributed in kind, each Member's Capital Account shall first be adjusted to reflect the Profits or Losses that would have been allocated to such Member if such assets had been sold for cash at their fair market value at the time of the distribution.

           (c) In the event that any Member withdraws from LLC in accordance with the provisions of this Agreement, such Member shall be distributed an amount equal to such Member's Capital Account balance as of the date of such withdrawal (taking into account all adjustments to such Capital Account through the date of such withdrawal).

                                  ARTICLE XI

                      CERTAIN SECURITIES RELATED MATTERS

     11.1  Investment Intent.  Each Member hereby represents and warrants to LLC
           -----------------
and to the other Members that such Member's Percentage Interest will be acquired for such Member's own account, for investment, and not with a view to or for sale in connection with any distribution thereof, nor with any present intention of reselling or distributing such Percentage Interest. Each Member fully understands that LLC is relying upon the truth and accuracy of the foregoing representations, and the representations that follow, to establish exemptions from registration under the Securities Act of 1933 (the "1933 Act"), and from registration or qualification under the California Corporate Securities Law of 1968 and other applicable securities laws.

     11.2  Absence of Registration.  Each Member also hereby represents that
           -----------------------
such Member understands that such Member must bear the economic risk of such Member's investment in such LLC for an indefinite period of time because such Percentage Interest has not been registered under the 1933 Act or registered/qualified under applicable laws and therefore cannot be sold unless they are subsequently so registered and qualified or exemptions from such registration and qualification are available, and LLC is under no obligation to so register or qualify any Percentage Interest or to comply with any exemption and has no current intention of so doing.

     11.3  Restricted Securities; Absence of Trading Market.  Each Member
           ------------------------------------------------
further hereby represents that such member understands that (a) such member's Percentage Interest constitute "restricted securities" under the 1933 Act and that Rule 144 promulgated under the 1933 Act is not now available with respect to the transfer of such Member's Percentage Interest and that there is no present likelihood that it will be available in the future, (b) that there is no public market for such Percentage Interest and there is no present likelihood that any such market will develop, and (c) LLC is newly formed and has no earnings or operating history.

     11.4  Preexisting Relationship; Investment Experience.  Each Member
           -----------------------------------------------
represents and warrants (a) that such Member has a preexisting personal or business relationship with the other, such that such Member is aware of the character, business acumen and general business and financial circumstances of such party, or (b) that either alone or with a purchaser representative, such Member can bear the economic risk of the investment in LLC and has such knowledge and experience in financial or business matters that such Member is capable of evaluating the merits and risks of an investment in LLC.

     11.5  Accredited Investor.  Each Member represents that such Member is an
           -------------------
"accredited investor" for purposes of Rule 501(a) promulgated under the 1933
Act.

     11.6  Economic Risk.  Each Member hereby represents that such Member has
           -------------
adequate net worth and means for providing for such Member's current needs and personal contingencies to sustain a complete loss of such Member's investment, is able to bear such a loss, and that such Member has no need of liquidity of such Member's investment.

     11.7  Resale.  Each Member hereby represents such Member's awareness that
           -------
such Member's rights to transfer such Member's Percentage Interest will be restricted by the 1933 Act, the applicable laws, and this Agreement; that any certificates or other documents evidencing such Member's Percentage Interest may bear the legends relating to those restrictions which are set forth below; and that corresponding notations will be made by LLC in its appropriate records.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1  Notices.  Any notice, payment, demand or communication required or
           -------
permitted to be given by any provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed or if sent by registered or certified mail, postage and charges prepaid addressed as set forth on Schedule 1.
             ----------

     12.2  Execution in Counterparts.  This Agreement may be executed in any
           -------------------------
number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     12.3  Assignability.  Without limiting the restrictions upon assignment and
           -------------
transfer set forth herein, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

     12.4  Gender and Number.  Whenever required by the context hereof, the
           -----------------
singular shall include the plural and the plural shall include the singular. The masculine gender shall include the feminine and neuter genders, and the neuter shall include the masculine and feminine.

     12.5  Captions.  Sections, titles or captions in no way define, limit,
           --------
extend or describe the scope of this Agreement nor the intent of any of its provisions.

     12.6  Severability.  Any provision of this Agreement that is prohibited or
           ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     12.7  Integration.  This Agreement, together with the exhibits hereto and
           -----------
all Counterparts, contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all other agreements or understandings of any kind.

     12.8  Amendments.
           ----------

           (a) Except as otherwise provided in Section 3.3 or elsewhere in this Agreement, this Agreement may be amended by the Board without the consent of any Member for the purpose of adding provisions hereto or changing in any manner or eliminating any of the provisions hereof or of modifying in any manner the rights and obligations of the Members hereunder, in each case without the consent of any other Member.

           (b) Each of the Members does hereby constitute and appoint the Secretary of LLC (as directed by the Board) as such Member's true and lawful representative and attorney-in-fact, in his name, place and stead to make, execute, sign and file, the Certificate and any amendments thereto in the office of the Secretary of State of the State of Delaware which may be required because of this Agreement or the making of any amendments or supplements thereto as provided in this Section 12.8 and to make, execute, sign and file this Agreement and all amendments thereto and all such other instruments, documents and Certificate which, from time to time, in the opinion of LLC's legal counsel, may be required, by the laws of any applicable jurisdiction, or by this Agreement, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of LLC.

     12.9  Confidential Information.  Each Member acknowledges that as a result
           ------------------------
of its status as a Member, it may have access to information concerning the LLC's or another Member's business, products, proposed new products, customers and related information (collectively, "Confidential Information"). Each Member agrees to treat such Confidential Information with at least the degree of care and protection with which it treats its own confidential information, but in any event with no less than reasonable care and protection. Each Member agrees not to use or disclose such Confidential Information except as explicitly authorized in writing by the LLC or such other Member, as applicable.

     12.10 Governing Law.  This Agreement shall in all respects be governed by
           -------------
the laws of the State of Delaware without reference to its principles of conflicts of laws. Each Member and LLC hereby agrees that all disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of and venue in the federal and state courts within Santa Clara County, California. Each Member and LLC hereby consents to the personal and exclusive jurisdiction and venue of these courts.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.


                              POINTCAST INCORPORATED, A CALIFORNIA CORPORATION


                              By: /s/ Jim Wickett
                                 --------------------------------------------

                              Title: Sr. V.P.
                                    -----------------------------------------

                              TRANSCOSMOS, INCORPORATED, A JAPANESE CORPORATION


                              By: /s/ Koki Okuda
                                 --------------------------------------------

                              Title: President
                                    -----------------------------------------

                                  Schedule 1
                                  ----------

Member                           Initial Capital           Percentage
------                             Contribution             Interest
                                   ------------             --------
PointCast Incorporated              $3 million                60.0%
501 Macara Avenue
Sunnyvale, CA  94086
Attention: Jim Wickett, SVP

TransCosmos, Incorporated           $2 million                40.0%
Sumitomoseimei Akasaka Bldg.
3-3-3, Akasaka, Minato-ku
Tokyo, Japan 107



                                 ---------------       ---------------
                                    $5,000,000                 100%
                                 ===============       ===============